UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): June 25, 2026

MOUNT LOGAN CAPITAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42813	33-2698952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Madison Avenue, 3rd Floor New York, New York (Address of principal executive offices)		10022 (Zip Code)
(212) 891-2880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MLCI	The Nasdaq Stock Market LLC
8.00% Senior Notes Due 2031	MLCIL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On June 25, 2026, Mount Logan Capital Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Set forth below are the two proposals voted upon by the Company’s stockholders at the Annual Meeting, as described in the Company’s amended and restated definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 30, 2026, together with the voting results for each proposal. As of April 27, 2026, the record date for the Annual Meeting, 11,188,768 shares of the Company’s common stock were outstanding and entitled to vote.
Proposal 1. The Company’s stockholders elected the following nominees to serve as Class I Directors on the Board of Directors of the Company, each of whom will serve until the 2029 Annual Meeting and until his successor is duly elected and qualifies: Parker A. Weil and Matthew Westwood. The tabulation of votes was:

Director	For	Against	Abstain	Broker Non-Votes
Parker A. Weil	4,127,243	130,963	45,137	2,263,409
Matthew Westwood	4,124,725	128,908	49,710	2,263,409
Proposal 2. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, as set forth below.

For	Against	Abstain
6,427,347	97,291	42,114

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT LOGAN CAPITAL INC.

Date:	June 26, 2026	By:	/s/ Brandon Satoren
		Name:	Brandon Satoren
		Title:	Chief Financial Officer